Effective as of 12/26/07

DCAP GROUP, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1.  The principal office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2.  The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of the stockholders shall be held at such time and place as may be fixed from time to time by the board of directors of the corporation.

Section 2.  Annual meetings of stockholders shall be held for the election of directors of the corporation.  At such annual meeting, the stockholders shall elect a board of directors by a plurality vote (as provided in Section 10 of this Article II), and shall transact such other business as may properly be brought before the meeting.  To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by, at the direction of or upon authority granted by the board of directors, (b) otherwise brought before the meeting by, at the direction of or upon authority granted by the board of directors, or (c) subject to Section 12 hereof, otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation.  To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the corporation’s Proxy Statement for the prior year’s annual meeting of stockholders.  If during the prior year the corporation did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before the corporation mails the Proxy Statement for the current year.

A stockholder’s notice to the secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything in the By-Laws to the contrary, but subject to Section 12 hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and, if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

Section 3.  Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

Section 4.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address and number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 5.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, shall be called by the secretary of the corporation at the request in writing of a majority of the entire board of directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.  Written notice of a special meeting of stockholders, stating the time, place and purposes thereof, shall be given to each stockholder entitled to vote thereat, not less ten nor more than sixty days before the date fixed for the meeting.

Section 7.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  In addition, whether or not a quorum is then present, the Chairman of the Board of the corporation shall have the power and authority to adjourn any meeting of stockholders at any time prior to or during such meeting for any reason without notice other than announcement at the meeting.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of a statute, the by-laws or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 10.  Except as provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.  At all elections of directors of the corporation, each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the certificate of incorporation.

Section 11.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken unless such action has been authorized by the board of directors, in which event such action may be taken by the written consent of the holders of not less than a majority of the shares of capital stock entitled to vote upon such action.

Section 12.  Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be qualified for election as directors.  Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this Section 12.  In order for persons nominated to the board of directors, other than those persons nominated by or at the direction of the board of directors, to be qualified to serve on the board of directors, such nomination shall be made pursuant to timely notice in writing to the secretary of the corporation.  To be timely, a stockholder’s notice must be received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made.

A stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time (including, without limitation, such documentation as is required by Regulation 14A to confirm that such person is a bona fide nominee); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder.  At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  No person shall be qualified for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 12.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with procedures prescribed by the By-Laws, and, if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

ARTICLE III

DIRECTORS

Section 1.  The number of directors which shall constitute the whole board shall be fixed from time to time by the board of directors of the corporation.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

In the event that, during any period beginning with the adjournment of a particular annual meeting of the stockholders of the corporation and ending with the commencement of the following annual meeting of the stockholders of the corporation, a director shall be absent from (due to his failure to be present in person or by conference telephone) seven (7) meetings of the board of directors of the corporation, then, effective with the missed seventh (7th) meeting, he shall thereupon be deemed to have resigned as a director unless the board of directors shall determine, in its sole discretion, that one or more of the absences was excusable. With regard to any such meeting of the board of directors held for the purpose of determining whether one or more absences was excusable (among possible other purposes), unless the chairman of the board or the president determines otherwise, the subject individual shall not be entitled to notice thereof and shall not be entitled to attend. In the event that the board of directors determines that an absence from a particular meeting or meetings was excusable, then, for purposes hereof only, the director shall be deemed to have attended the particular meeting(s). The provisions of this paragraph shall apply to meetings missed after November 24, 2004.

Section 2.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.  The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.  The first meeting of each newly elected board of directors shall be held immediately following the close of the annual meeting of stockholders at the place of the holding of said annual meeting.  No notice of any such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special meetings of the board of directors may be called by the chairman of the board or the president on one (1) day’s notice to each director, either personally, by overnight mail, by telegram, by e-mail, by telecopier or by telephone.  For purposes hereof, one (1) day’s notice shall be satisfied by the delivery of such notice as shall result in the director receiving notice by 5:00 p.m., New York City time, on the day immediately preceding the date of the meeting (provided that the time of the meeting is no earlier than 8:00 a.m., New York City time).

Section 8.  At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors; provided, however, that, in the event the number of directors in office is less than four, any action to be taken by the Board of Directors shall require the affirmative vote of all of the directors then in office, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board and such written consent is filed with the minutes of proceedings of the board.

COMMITTEES OF DIRECTORS

Section 10. The board of directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, which committees shall serve at the pleasure of the board of directors.  The board of directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members of such committee.  The board of directors, by resolution adopted by a majority of the entire board, may remove a member of any such committee with or without cause.  To the extent provided in said resolution and to the extent permitted by the laws of the State of Delaware, each such committee shall have and may exercise the powers of the board of directors.

Section 11.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 12.  Each committee may hold meetings, both regular and special, either within or without the State of Delaware.

Section 13.  Regular meetings of each committee may be held without notice at such time and at such place as shall from time to time be determined by such committee.

Section 14.  Special meetings of a committee may be called by the chairman of the committee on one (1) day’s notice to each committee member, either personally, by overnight mail, by telegram, by e-mail, by telecopier or by telephone.  For purposes hereof, one (1) day’s notice shall be satisfied by the delivery of such notice as shall result in the committee member receiving notice by 5:00 p.m., New York City time, on the day immediately preceding the date of the meeting (provided that the time of the meeting is no earlier than 8:00 a.m., New York City time).

Section 15.  At all meetings of a committee, a majority of the committee members shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which there is a quorum shall be the act of the committee.  If a quorum shall not be present at any meeting of a committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 16.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of such committee, and such written consent is filed with the minutes of proceedings of the committee.

COMPENSATION OF DIRECTORS

Section 17.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and such salary or other compensation as directors, as the board by resolution may determine.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.  Notices to directors and stockholders shall be sent as permitted by applicable law and these by-laws.

Section 2.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.  The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer.  The board of directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

Section 2.  The board of directors, at its first meeting after each annual meeting of stockholders, shall choose a chairman of the board, a president, a secretary and a treasurer, none of whom need be a member of the board.

Section 3.  The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.  The salaries of all officers of the corporation shall be fixed by the board of directors.

Section 5.  The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the entire board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 6.  The chairman of the board of directors shall have general supervision and control over the finances of the corporation, subject to the control of the board of directors; shall preside at all meetings of the board of directors and stockholders; shall be ex-officio a member of all standing committees; and shall perform such other duties as from time to time may be assigned to him by the board of directors.

PRESIDENT

Section 7.  The president shall have general supervision and control over the day-to-day business and management of the corporation, subject to the control of the board of directors, and shall see that all orders and resolutions of the board are carried into effect.

VICE-PRESIDENTS

Section 8.  The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECRETARY AND ASSISTANT SECRETARIES

Section 9.  The secretary shall attend all meetings of the board of directors and all meetings  of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Section 10.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURERS

Section 11.  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books and belongings to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12.  He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13.  If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may form time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.  Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware.  Each stockholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the board of directors.  Such certificate shall bear the corporation’s seal and shall be signed by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.  The corporation’s seal and the signatures by corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.  The corporation shall be permitted to issue fractional shares.

TRANSFERS

Section 2. Stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws.  Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which theofficers of the corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged,returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation, bythe secretaryor assistant secretary of the corporation or the transfer agent thereof.  No transfer of stock shall be valid asagainst the corporation for any purpose until it shall have beenentered in the stock records of the corporation by an entry showing from and to whom transferred.

LOST CERTIFICATES

Section 3.  In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the board of directors may prescribe, provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the corporation.

CLOSING OF TRANSFER BOOKS; RECORD DATE

Section 4.  The board of directors may close the stock transfer books of the corporation for a period not exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding 50 days in connection with obtaining the consent of stockholders for any purpose.  In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, which date shall not be more than 60 nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

REGISTERED STOCKHOLDERS

Section 5.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 4.  All checks or demand for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5.  The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 7.  The corporation shall to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.  The indemnifications authorized hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under or through any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the official capacity of those seeking indemnification and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

ARTICLE VIII

AMENDMENTS

Section 1.  These by-laws may be altered or repealed (a) at any regular meeting of the stockholders or of the board of directors, (b) at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting or (c) by unanimous written consent of the stockholders or board of directors.